                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
First Savings Bank, SLA:

We consent to the use of our report dated January 27, 1997, relating to the consolidated statements of financial condition of First Savings Bank, SLA, and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, included herein, and to the reference to our firm under the heading "Experts," "Consolidated Statements of Income," and "Selected Financial and Other Data" in the registration statement/prospectus.

                                /s/ KPMG Peat Marwick LLP

                                KPMG Peat Marwick LLP

Short Hills, New Jersey
December 18, 1997

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
First Savings Bank, SLA:

We consent to the use of our report dated June 6, 1997, included herein, relating to the statements of net assets available for plan benefits (with fund information) of the Incentive Savings Plan for Employees of First Savings Bank, SLA, as of December 31, 1996 and 1995, and the related statements of changes in net assets available for plan benefits (with fund information) for years then ended.

                                /s/ KPMG Peat Marwick LLP
                                KPMG Peat Marwick LLP

Short Hills, New Jersey
December 18, 1997